UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2530 Meridian Parkway, 2nd Floor, Durham, North Carolina		27713
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2008, Smart Online, Inc. (the "Company") executed a Sublease Agreement ("Agreement") with Advantis Real Estate Services Company ("Advantis"). The Agreement was expressly conditioned upon the receipt of the master landlord’s consent, which occurred on August 28, 2008. Pursuant to the Agreement, the Company will sublease from Advantis approximately 9,837 square feet of commercial office space located at 4505 Emperor Boulevard in Durham, North Carolina for its principal executive offices. The term of the Agreement begins on September 13, 2008 and ends on September 30, 2011. The sublease rent is $500,000 payable on the later of (i) September 13, 2008, or (ii) the first business day after Advantis completes initial improvements to the space. At no separate charge, Advantis is transferring to the Company items of office furniture and equipment.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release issued by Smart Online, Inc. dated September 3, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

September 3, 2008	By:	/s/ David E. Colburn

Name: David E. Colburn
Title: President and CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 3, 2008